UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2018
PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 23, 2018, PRA Group Europe Holding S.à r.l., a Luxembourg subsidiary of PRA Group, Inc. (the “Company”), and its Swiss Branch, PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch (together the “Borrowers”), along with certain of their affiliates as guarantors, and the lenders party thereto, entered into the Fourth Amendment and Restatement Agreement (the “Fourth Amendment”) to the Borrowers’ Term and Multicurrency Revolving Credit Facility Agreement, originally dated as of October 23, 2014 (the “European Credit Facility”). The Fourth Amendment modifies certain terms of the European Credit Facility, including:

(1)	reducing all applicable margins for the interest payable under the multicurrency revolving credit facility by 15 basis points;

(2)
reducing all applicable margins for the interest payable under the term loan facility by 50 basis points, subject to the lenders’ right to increase the applicable margin by up to 50 basis points if one or more of the lenders elects to syndicate and/or transfer its commitment under the term loan in accordance with the terms of the Fourth Amendment;

(3)	reducing the maximum permitted amount of interest bearing deposits in AK Nordic AB from SEK 1,500,000,000 to SEK 1,200,000,000;

(4)	expanding the scope of loan portfolios that constitute “Approved Loan Portfolios,” as defined in the Fourth Amendment;

(5)	revising the definition of estimated remaining collections (“ERC”) to clarify that ERC shall be calculated in accordance with International Financial Reporting Standards; and

(6)	redefining the loan-to-value ratio as the percentage of gross interest-bearing debt to the aggregate book value of Approved Loan Portfolios.

Additional funds advanced pursuant to the Fourth Amendment will be used primarily for general corporate purposes, including financing portfolio acquisitions.

DNB Bank ASA, Nordea Bank AB (publ), and Swedbank AB (publ) and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, the Borrowers or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the first quarter of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA GROUP, INC.

Date: January 26, 2018	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer